UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2006

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry Into a Material Definitive Agreement

On January 24, 2006, Cord Partners, Inc., a wholly-owned subsidiary of Cord Blood America, Inc., completed an asset purchase agreement, (the “Agreement”), with an unrelated party, Cryobank for Oncologic and Reproductive Donors, Inc., a New York corporation (“CORD”).

Pursuant to the Agreement, subject to the terms and conditions set forth therein, we acquired specific assets related to our collecting, testing, processing and preserving umbilical cord blood, including the assets and liabilities associated with approximately 750 umbilical cord blood samples, as well as three cryogenic freezers used for the storage of such umbilical cord blood samples, for the aggregate purchase price of $260,000 in cash and unregistered shares of Cord Blood America, Inc.’s common stock, our parent corporation (the “Transaction”). The agreement was filed as Exhibit 10.60 on Form 8-K filed January 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 26, 2006

CORD BLOOD AMERICA, INC.

By:	/s/ SANDRA D. SMITH
Sandra D. Smith
Chief Financial Officer

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